BLACK HILLS CORPORATION ANNOUNCES RATE REQUEST FOR

BLACK HILLS POWER

RAPID CITY, SD—June 30, 2006—Black Hills Corporation (NYSE:BKH) today announced that its subsidiary, Black Hills Power, Inc., has filed a request for a rate increase with the South Dakota Public Utilities Commission.

The filing calls for a $9.5 million, or 9.5 percent, increase in revenue. The proposed increase affects all classes of customers in a comparable manner. The filing proposes annual cost adjustments as needed to address the challenges of volatile fuel and purchased power prices and transmission charges, which affect the cost of power delivery. Proposed cost adjustments would also require the Company to absorb a portion of any cost increases, depending in part on potential earnings derived from off-system power sales. The Company requested the new rates to go into effect January 1, 2007. The proposed increase affects South Dakota customers, who represent approximately 90 percent of the retail customer base of Black Hills Power. These customers have experienced no changes in the price of power since 1995.

ABOUT BLACK HILLS POWER

Black Hills Power is an electric utility serving 63,500 customers in western South Dakota, northeastern Wyoming and southeastern Montana. The utility has approximately 1,000 miles of high-voltage and low-voltage transmission lines to deliver power throughout its 9,300 square mile service territory. It owns 435 megawatts of power generation, supplemented by a long-term power purchase agreement for an additional 50 megawatts. A peak load of 401 megawatts was reached in July 2005.

ABOUT BLACK HILLS CORPORATION

Black Hills Corporation is a diversified energy company. Black Hills Energy, the wholesale energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy. Our retail businesses are Black Hills Power and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. More information is available at our Internet web site: www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Items 1 and 2 of our 2005 Annual Report on Form 10-K and in Item 2 of Part I of our quarterly reports on Form 10-Q filed with the SEC, and the following:

•	Delays in obtaining regulatory approval or having cost recovery disallowed in our retail rate proceedings will affect our projected revenues and results of operations.
•

The timing and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

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BLACK HILLS CORPORATION ANNOUNCES RATE REQUEST FOR BLACK HILLS POWER	June 30, 2006

•	General economic and political conditions, including tax rates or policies and inflation rates;
•	Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
•	Weather and other natural phenomena;
•	Industry and market changes, including the impact of consolidations and changes in competition;
•	The effect of accounting policies issued periodically by accounting standard-setting bodies;
•	The cost and effects on our business, including insurance, resulting from terrorist actions and natural disasters or responses to such actions and events;
•	Capital market conditions, which may affect our ability to raise capital on favorable terms;
•	Other factors discussed from time to time in our other filings with the SEC.

         New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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